Exhibit 5.2

February 23, 2022

Restaurant Brands International Inc.
130 King Street West, Suite 300
Toronto, Ontario M5X 1E1

Ladies and Gentlemen:
We are acting as Canadian counsel to Restaurant Brands International Inc. (the “Corporation”) in connection with the filing on the date hereof of an automatic shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) with respect to the offering by the Corporation from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of: (i) common shares of the Corporation, no par value (“Common Shares”); (ii) senior debt securities of the Corporation (“Senior Debt Securities”) and subordinated debt securities of the Corporation (“Subordinated Debt Securities” and, together with the Senior Debt Securities, “Debt Securities”) each of which may be issued in one or more series; and/or (iii) warrants to purchase Common Shares or Debt Securities (the “Warrants”) in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”) and any supplement thereto (a “Prospectus Supplement”) and as will be designated by the Corporation at the time of the applicable offering. The Common Shares, the Debt Securities and the Warrants are hereinafter referred to, collectively, as the “Securities”.
We have made such investigations and examined originals or copies certified or otherwise identified to our satisfaction of such documents, records and certificates of the Corporation as we have considered necessary or relevant for the purposes of this opinion including:
(a)the Registration Statement;
(b)the articles of incorporation, as amended to date, and by-laws of the Corporation;
(c)resolutions of the board of directors of the Corporation relating to the registration of the Securities and related matters; and
(d)such other proceedings, certificates, documents, instruments and records as we have deemed necessary to enable us to render this opinion, subject to the assumptions, limitations and qualifications stated herein.
For purposes of this opinion, we have assumed with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed, telecopied or photostatic copies and the legal capacity of all individuals who have executed any of such documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Corporation.
Based and relying upon and subject to the foregoing and the qualifications set forth herein, we are of the opinion that the Common Shares, when issued, sold and paid for in full in the manner referred to in the Registration Statement, the Prospectus or any Prospectus Supplement relating thereto will be validly issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation.
The foregoing opinion is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein.
We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.
Very truly yours,

/s/ Stikeman Elliott LLP

Stikeman Elliott LLP